Exhibit 99.1

FOR RELEASE AT 3:00 PM CDT

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION
REPORTS FISCAL FIRST QUARTER RESULTS

Milwaukee, Wisconsin – October 21, 2010 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal first quarter ended September 26, 2010.

Net sales for the Company’s first quarter ended September 26, 2010 were $59.8 million, compared to net sales of $41.2 million for the prior year quarter ended September 27, 2009.  Net income for the period was $1,418,000, compared to net income of $943,000 in the prior year quarter.  Diluted earnings per share for the current period were $.43 compared to diluted earnings per share of $.29 in the prior year quarter.  The higher sales and net income for the current year quarter can be attributed to the continuation of the auto industry’s positive recovery trend that started in August 2009 following the U.S. Government’s “Cash for Clunkers” program.  In the prior year quarter, the Company’s two largest customers, Chrysler and General Motors emerged from bankruptcy and had several customer assembly plants shutdown during the month of July.

Sales to STRATTEC’s largest customers overall increased in the current quarter compared to the prior year quarter levels due to higher customer vehicle production volumes.  Sales to Chrysler Group LLC were $19.6 million in the current quarter compared to $12.8 million in the prior year quarter.  Sales to General Motors Company were $14.8 million compared to $9.9 million.  Included in the current quarter sales to General Motors were $1.7 million of sales to Nexteer Automotive, formerly a unit of Delphi Corporation, which is now owned by General Motors.  Sales to Ford Motor Company were $5.5 million compared to $3.7 million.  Net sales to Hyundai/Kia were $4.3 million in the current quarter compared to $3.0 million in the prior year quarter.

Gross profit margin was 17.0 percent in the current quarter compared to 16.5 percent in the prior year quarter.  The higher gross profit margin in the current year quarter was primarily the result of higher customer vehicle production volumes which increased overhead absorption of STRATTEC’s manufacturing costs, offset by expense provisions for the Company’s Economic Value Added (EVA®) incentive bonus plan.  These bonus expenses affect both cost of goods sold and operating expenses.  Also impacting the current quarter results were lower purchased raw material costs for zinc offset partially by higher purchased raw material costs for brass.

Operating expenses were $8.2 million in the current quarter, compared to $6.2 million in the prior year quarter.  As referenced above, this increase was primarily the result of the incentive bonus expense incurred during the first quarter of fiscal 2011.  Expenses in the prior year period were also lower due to temporary actions implemented with respect to the Company’s U.S. salaried work force to help conserve cash during the recession.  These actions included reductions in wages and the Company 401(k) match, as well as implementing several unpaid work furlough days.

On August 4, 2010, STRATTEC SECURITY CORPORATION’S Board of Directors declared a special dividend of $1.20 per share.  The special dividend will be paid on October 29, 2010 to shareholders of record at the close of business on October 8, 2010.

At the Company’s 2010 Annual Meeting held on October 5, 2010, STRATTEC Shareholders re-elected Frank J. Krejci to the Company’s Board of Directors for an additional three-year term.  The Shareholders also approved a proposal to amend and restate the STRATTEC SECURITY CORPORATION Stock Incentive Plan to include the Company’s outside (non-employee) directors as eligible participants under the plan.

EVA® is a registered trademark of Stern, Stewart & Co.

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through the VAST Alliance in which STRATTEC participates with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  STRATTEC’s history in the automotive business spans over 100 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and costs of operations.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	First Quarter Ended
	September 26, 2010	September 27, 2009
Net Sales	$59,849	$41,181
Cost of Goods Sold	49,696	34,383
Gross Profit	10,153	6,798

Engineering, Selling &
Administrative Expenses	8,165	6,199
Recovery of Doubtful Accounts	-	(220)
Income from Operations	1,988	819

Interest Income	23	23
Other Income, Net	570	428
	2,581	1,270

Provision for Income
Taxes	801	341

Net Income	1,780	929
Net (Income) Loss Attributable to Non-Controlling Interest	(362)	14
Net Income Attributable to STRATTEC SECURITY CORPORATION	$1,418	$943

Earnings Per Share:
Basic	$0.43	$0.29
Diluted	$0.43	$0.29
Average Basic Shares Outstanding	3,280	3,266

Average Diluted Shares Outstanding	3,299	3,271

Other
Capital Expenditures	$1,776	$1,762
Depreciation & Amortization	$1,614	$1,751

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	September 26, 2010	June 27, 2010
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$17,322	21,867
Restricted Cash (A)	2,100	2,100
Receivables, net	36,064	36,084
Inventories	19,398	17,086
Other current assets	13,999	12,871
Total Current Assets	88,883	90,008
Deferred Income Taxes	10,534	10,534
Loan to Joint Venture	1,500	1,500
Investment in Joint Venture	5,631	5,176
Other Long Term Assets	709	733
Property, Plant and Equipment, Net	37,280	37,051
	$144,537	$145,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	22,000	$21,192
Dividends Payable	3,987	-
Other	21,861	25,038
Total Current Liabilities	47,848	46,230
Borrowings Under Line of Credit Facility	-	-
Accrued Pension and Post Retirement Obligations	22,802	22,982
Shareholders’ Equity	239,695	242,115
Accumulated Other Comprehensive Loss	(31,778)	(31,941)
Less: Treasury Stock	(136,037)	(136,047)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	71,880	74,127
Non-Controlling Interest	2,007	1,663
Total Shareholders’ Equity	73,887	75,790
	$144,537	$145,002

NOTE A:	Represents a commercial guarantee by STRATTEC SECURITY CORPORATION relating to a promissory note issued by Vehicle Access Systems Technology, LLC (VAST, LLC).

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	First Quarter Ended
	September 26, 2010	September 27, 2009
Cash Flows from Operating Activities:
Net Income	$1,418	$943
Adjustment to Reconcile Net Income to
Cash Used in Operating Activities:
Non-Controlling Interest	362	(14)
Equity Earnings in VAST LLC Joint Venture	(422)	(96)
Depreciation and Amortization	1,638	1,751
Foreign Currency Transaction Loss (Gain)	30	(65)
Stock Based Compensation Expense	143	106
Recovery of Doubtful Accounts	-	(220)
Change in Operating Assets/Liabilities	(5,453)	(1,251)
Other, net	5	32

Net Cash (Used In) Provided by Operating Activities	(2,279)	1,186

Cash Flows from Investing Activities:
Purchase of Additional Interest in ADAC-STRATTEC LLC	(22)	-
Additions to Property, Plant and Equipment	(1,776)	(1,762)
Net Cash Used in Investing Activities	(1,798)	(1,762)

Cash Flow from Financing Activities:
Repayment of Loan to Related Parties	(500)	-
Exercise of Stock Options and Employee Stock Purchases	13	11

Net Cash (Used In) Provided by Financing Activities	(487)	11
Foreign Currency Impact on Cash	19	31

Net Decrease in Cash & Cash Equivalents	(4,545)	(534)

Cash and Cash Equivalents:
Beginning of Period	21,867	22,764
End of Period	$17,322	$22,230